Exhibit 10.41

English Translation

Lease Contract

Contract No.:

Signing place: Jiangning Technology Zone Meeting Room

Signing date: April 1st, 2007

Lessor: China Electric Equipment Group Co., Ltd.

Lessee: CEEG (Nanjing) PV-Tech Co., Ltd.

In accordance with the Contract Law of the People’s Republic of China and other relevant regulations, the Lessor and the Lessee, through negotiations, hereby enter into this Contract so as to define their respective rights and obligations.

Article 1 Subject Matter of the Lease

The premises with a floor area of 2520 m2 located at No. 6 West Chengfou Road shall be leased to Party B for the purpose of residence.

Article 2 Lease term

Lease term is 2 years. The Lessor will lease the warehouse for the lessee to use from April 1, 2007 to April 1, 2009.

Article 3 Type of Rental and payment term of rental and methods

1) rental fee, safety insurance fee and utility fees

2) Rental is RMB 207,360 per year and shall be paid before December 30 every year.(monthly rental fee is equal to RMB480/unit, 36 units in total)

3) safety insurance fee is RMB 120,000 per year and shall be paid before December 30 every year.(monthly rental fee is equal to RMB2000/per person, 5 persons in total)

4) utility fees shall be calculated based on the actual number of meter reading and previous fees shall be paid before the 15th of each month.

5) TV fees shall be settled every half year(collected according to the provisions of the state).

Article 4 Maintenance of the Leased Property within the Lease Term

The Lessor and the Lessee shall be responsible for the maintenance.

Article 5 Change of Lessor and Lessee

1. Within the lease term, if the Lessor transfers the ownership of the leased property to any third party, it may not solicit the consent of the Lessee, but it shall inform the Lessee of the transfer of ownership. Subsequent upon transfer of ownership, the party obtaining the ownership of the leased property is the lessor of this Contract, enjoys the rights of the original Lessor and undertakes the obligations of the original Lessor.

2. Where the Lessee sublets the leased property to any third party for work needs, it must obtain the prior consent of the Lessor.

Article 6 Defaulting liability

1) Party A shall be responsible to bear expenses arising from tap water, supply of electricity and fixing electricity and water meter.

2) Party B shall be responsible for access to TV and bear the initial fix fee.

3) Party B shall be responsible for restructure the interior environment of the premises.

4) Party B shall be responsible for manage the internal personnel of the premises.

5) Party B shall be responsible to undertake that it may not restructure the leased property, or destroy the structure of the premises or change the purpose of the premises without the consent of Party A.

6) The structure or facilities of the premises was impaired due to improper use of Party B, intentionally or by fault, Party B shall recover the premise to its original state and pay compensation for losses incurred therefrom.

7) If either party is in breach of contract, it shall pay half year rental as liquidated damages to the other party.

Article 7 Settlement of Disputes

Any dispute arising from or out of the performance of this Contract shall be settled by both parties through negotiations. In case no settlement can be reached, both parties agree that such dispute may be referred to Nanjing Arbitration Commission for arbitration.

Article 8 Other Provisions

No.

Article 9 Where both parties agree to renew the lease term within thirty (30) days before the expiry of the lease term, the parties shall sign a new contract.

Article 10 Anything not covered herein is subject to the relevant stipulations of the Contract Law of the People’s Republic of China. Both parties may also sign a supplementary agreement through negotiations, which shall have the same legal effect as this Contract.

Article 11 This Contract is executed in duplicate, with each party hereto holding one copy. Both copies shall be equally authentic.

Lessor (seal): CEEG (Nanjing) Special Transformers Co., Ltd. (Seal)	Lessee (seal): CEEG (Nanjing) PV-Tech Co., Ltd. (Seal)

Legal representative or proxy:	Legal representative or proxy:

Tel.:	Tel.:

Account opening bank:	Account opening bank:

Account No.:	Account No.:

Postal Code:	Postal Code: